EXHIBIT 11.1

                     CORNELL CORRECTIONS, INC.
          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
              (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                        THREE MONTHS ENDED SEPTEMBER 30,               NINE MONTHS ENDED SEPTEMBER 30,
                                --------------------------------------------    --------------------------------------------
                                        1998                    1997                    1998                   1997
                                --------------------    --------------------    --------------------    --------------------
                                  BASIC      DILUTED     BASIC       DILUTED     BASIC      DILUTED      BASIC      DILUTED
                                --------    --------    --------    --------    --------    --------    --------    --------
Net Earnings ................   $  1,596    $  1,596    $    902    $    902    $  4,135    $  4,135    $  2,197    $  2,197
                                ========    ========    ========    ========    ========    ========    ========    ========

Shares used in computing
 net earnings per share:
  Weighted average common
    shares and common share
    equivalents .............     10,096      10,096       7,450       7,450      10,008      10,008       7,390       7,390


  Less treasury shares ......       (563)       (563)       (555)       (555)       (558)       (558)       (555)       (555)

  Effect of shares issuable
    under stock options
    and warrants based on
    the treasury stock method       --           193        --           433        --           447        --           367
                                --------    --------    --------    --------    --------    --------    --------    --------

                                   9,533       9,726       6,895       7,328       9,450       9,897       6,835       7,202
                                --------    --------    --------    --------    --------    --------    --------    --------


 Net earnings per share .....   $   0.17    $   0.16    $   0.13    $   0.12    $   0.44    $   0.42    $   0.32    $   0.31
                                ========    ========    ========    ========    ========    ========    ========    ========
